Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

THIRD QUARTER 2013 RESULTS

Core FFO per share of $0.28 and AFFO per share of $0.22

Leasing Momentum Very Strong with In-Service Occupancy up to 93.5 percent

$76 million of New Development Starts

(INDIANAPOLIS, October 30, 2013) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the third quarter of 2013.

Quarterly Highlights

•	Core Funds from Operations (“Core FFO”) per diluted share was $0.28 for the quarter. Funds from Operations (“FFO”) per diluted share as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.29 for the quarter.

•	Solid operating results:

•	Total portfolio occupancy of 93.4 percent and in-service portfolio occupancy of 93.5 percent;

•	Total leasing activity of more than 6.2 million square feet;

•	Same-property net operating income growth of 4.4 percent, as compared to the quarter ended September 30, 2012;

•	Adjusted Funds from Operations (“AFFO”) of $0.22 per diluted share, which represents a dividend pay-out ratio under 78 percent.

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

•	Progress on asset and capital strategies:

•	Began $76 million of new developments;

•	Completed $39 million of modern bulk industrial acquisitions;

•	Repaid six secured loans, totaling $77 million that bore interest at a weighted average effective rate of 5.6%.

Denny Oklak, Chairman and CEO said, “We saw continued excellent operational results across all product types in the third quarter with strong leasing activity that resulted in a 30 basis point improvement in our in-service occupancy to 93.5 percent and same property income growth of 4.4 percent. This performance and the success our asset repositioning contributed to increased Core Funds from Operations and continued strong results in Adjusted Funds from Operations.”

Financial Performance

•	The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for both the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
FFO per share—diluted, as defined by NAREIT	$0.29	$0.26	$0.78	$0.72
Adjustments:
Gain on land sales	(0.01)	—	(0.01)	—
Adjustments for redemption of preferred shares	—	—	0.02	0.02
Impairment charges—non-depreciable properties	—	—	0.01	—
Acquisition-related activity	—	—	0.01	0.01

Core FFO per share—diluted	$0.28	$0.26	$0.81	$0.75

•	Overall Core FFO per share for the third quarter of 2013 increased from the third quarter of 2012 because of improved rental operations, lower preferred dividends resulting from preferred share redemptions and lower interest expense through refinancing unsecured debt at lower rates during the past year. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•	Net loss was $0.02 per diluted share for the third quarter of 2013 compared to net loss of $0.11 per diluted share for the same quarter in 2012. In addition to the above-mentioned factors driving Core FFO and FFO as defined by NAREIT, the lower net loss per share resulted from gains on depreciable property sales.

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

Portfolio Operating Performance

•	In-service occupancy in the bulk distribution portfolio on September 30, 2013 of 94.6 percent compared to 94.4 percent on June 30, 2013.

•	In-service occupancy in the suburban office portfolio of 87.2 percent on September 30, 2013 compared to 86.5 percent on June 30, 2013.

•	In-service occupancy in the medical office portfolio of 93.6 percent on September 30, 2013 compared to 92.7 percent on June 30, 2013.

•	Tenant retention of over 64 percent for the quarter, with overall positive renewal rental rate growth of 2.6 percent.

•	Same-property net operating income growth of 4.3 percent for the twelve months ended September 30, 2013 and 4.4 percent for the three months ended September 30, 2013 as compared to the comparable periods ended September 30, 2012. The positive same-property performance was driven by increased occupancy and rent growth within our same property portfolio.

Real Estate Investment Activity

Acquisitions

The Company acquired $39 million (452,500 square feet) of high-quality modern bulk industrial facilities located in key distribution markets during the third quarter of 2013. Acquisitions during the third quarter consisted of one industrial property totaling 342,500 square feet in Central Pennsylvania and one industrial property totaling 110,000 square feet in Southern California, both of which were 100 percent leased.

Development

Oklak stated, “New development activity continued to be strong as we commenced $76 million of bulk distribution, suburban office and medical office projects during the third quarter. In total, when including one 50 percent-owned joint venture development project, we had 2.3 million square feet of development in progress across eighteen projects, which were 85 percent pre-leased in the aggregate, with total budgeted costs of $391 million and a projected stabilized yield near 8 percent.”

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

The third quarter included the following development activity:

Wholly-Owned Properties

•	During the quarter, four new developments were started. The Company started a 534,000 square foot industrial development, on our land in Columbus, Ohio, which was 100 percent pre-leased; a 52,000 square foot expansion to an existing industrial property in Chicago, which was 100 percent pre-leased; a 204,000 square foot suburban office development on our land in Raleigh, North Carolina, which was 64 percent pre-leased; and a 49,000 square foot medical office development in the greater Cincinnati area that was 100 percent pre-leased.

•	Wholly-owned development projects under construction at September 30, 2013 consisted of 11 medical office projects totaling 543,000 square feet, three industrial projects totaling 826,000 square feet and three office projects totaling 611,000 square feet.

•	Two industrial developments totaling 1.7 million square feet were placed in service, both of which were 100 percent pre-leased. Additionally, two 100 percent pre-leased medical office projects totaling 220,000 square feet were placed in service.

Joint Venture Properties

•	One 273,000 square foot medical office project, which was 100 percent pre-leased, was under construction at September 30, 2013.

Oklak also stated, “In addition to the solid third quarter development activity, I am pleased to announce that we started a 1.0 million square foot industrial project for Amazon on our land in Baltimore, Maryland. This project continues our relationship with Amazon and demonstrates our continued ability to create value within our development platform and monetize our land holdings. This development is on the site of a former General Motors assembly plant which we acquired as a Brownfield site and redeveloped into a project that will ultimately consist of 2.2 million square feet of modern bulk industrial facilities adjacent to the Port of Baltimore.”

Dispositions

•	Proceeds from property dispositions totaled $73 million during the quarter, of which $44 million was from one 206,000 square foot medical office asset (approximately 60 percent occupied) and the remaining proceeds were from the sale of one non-core industrial asset and from the sale of 65 acres of wholly-owned or jointly controlled undeveloped land.

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The third quarter dividend will be payable November 29, 2013 to shareholders of record on November 14, 2013. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	November 14, 2013	November 29, 2013
Series K	DREPRK	$0.40625	November 14, 2013	November 29, 2013
Series L	DREPRL	$0.4125	November 14, 2013	November 29, 2013

2013 Earnings Guidance

The company reaffirmed its previous 2013 guidance range for Core FFO per share of $1.07 to $1.11.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company’s same-property measure is included on page 22 of our September 30, 2013 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 149.3 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 31, 2013, at 3:00 p.m. EDT to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Duke Realty Reports Third Quarter 2013 Results

October 30, 2013

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the three and nine months ended September 30,

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental and related revenue	$228,883	$199,326	$668,230	$586,570
General contractor and service fee revenue	62,807	93,932	161,004	226,507

	291,690	293,258	829,234	813,077
Expenses:
Rental expenses	42,888	37,187	122,753	104,430
Real estate taxes	30,450	27,303	90,729	81,505
General contractor and other services expenses	59,392	87,719	142,925	209,519
Depreciation and amortization	103,594	90,202	296,791	264,435

	236,324	242,411	653,198	659,889

Other operating activities:
Equity in earnings (loss) of unconsolidated companies	(27)	2,280	50,442	4,056
Gain on sale of properties	—	403	1,108	245
Gain on land sales	3,365	—	3,365	—
Undeveloped land carrying costs	(2,108)	(2,140)	(6,837)	(6,606)
Impairment charges	—	—	(3,777)	—
Other operating expenses	(47)	(130)	(150)	(591)
General and administrative expenses	(10,373)	(8,934)	(33,225)	(32,367)

	(9,190)	(8,521)	10,926	(35,263)

Operating income	46,176	42,326	186,962	117,925
Other income (expenses):
Interest and other income, net	145	150	1,219	394
Interest expense	(58,100)	(58,812)	(176,005)	(175,726)
Acquisition-related activity	(726)	(954)	(2,506)	(2,563)
Income tax benefit	4,500	103	4,500	103

Income (loss) from continuing operations	(8,005)	(17,187)	14,170	(59,867)
Discontinued operations:
Income (loss) before gain on sales	901	(1,970)	70	(4,699)
Gain on sale of depreciable properties	8,441	1,608	101,052	11,179

Income (loss) from discontinued operations	9,342	(362)	101,122	6,480
Net income (loss)	1,337	(17,549)	115,292	(53,387)
Dividends on preferred shares	(7,356)	(11,081)	(24,261)	(35,356)
Adjustments for redemption of preferred shares	—	—	(5,932)	(5,730)
Net (income) loss attributable to noncontrolling interests	(48)	400	(1,629)	1,371

Net income (loss) attributable to common shareholders	$(6,067)	$(28,230)	$83,470	$(93,102)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$(0.05)	$(0.11)	$(0.06)	$(0.38)
Discontinued operations attributable to common shareholders	0.03	—	0.31	0.02

Total	$(0.02)	$(0.11)	$0.25	$(0.36)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$(0.05)	$(0.11)	$(0.06)	$(0.38)
Discontinued operations attributable to common shareholders	0.03	—	0.31	0.02

Total	$(0.02)	$(0.11)	$0.25	$(0.36)

Duke Realty Corporation

Summary of EPS, FFO and AFFO

September 30, 2013

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)
	2013			2012
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shareholders	$(6,067)			$(28,230)
Less: Dividends on participating securities	(650)			(680)

Net Loss Per Common Share—Basic	(6,717)	324,895	$(0.02)	(28,910)	270,289	$(0.11)
Add back:
Noncontrolling interest in earnings of unitholders	—	—		—	—
Other potentially dilutive securities		—			—

Net Loss Attributable to Common Shareholders—Diluted	$(6,717)	324,895	$(0.02)	$(28,910)	270,289	$(0.11)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shareholders	$(6,067)	324,895		$(28,230)	270,289
Adjustments:
Depreciation and amortization	104,438			95,139
Company share of joint venture depreciation and amortization	7,127			8,782
Gains on depreciable property sales-wholly owned, discontinued operations	(8,441)			(1,608)
Gains on depreciable property sales-wholly owned, continuing operations	—			(403)
Gains on depreciable property sales-JV	(155)			(2,065)
Noncontrolling interest share of adjustments	(1,384)			(1,638)

Funds From Operations- Basic	95,518	324,895	$0.29	69,977	270,289	$0.26
Noncontrolling interest in loss of unitholders	(92)	4,388		(459)	4,511
Noncontrolling interest share of adjustments	1,384			1,638
Other potentially dilutive securities		3,078			3,187

Funds From Operations- Diluted	$96,810	332,361	$0.29	$71,156	277,987	$0.26
Gain on land sales	(3,365)			—
Acquisition-related activity	726			954
Other income tax items	—			(103)

Core Funds From Operations- Diluted	$94,171	332,361	$0.28	$72,007	277,987	$0.26

Adjusted Funds From Operations
Core Funds From Operations- Diluted	$94,171	332,361	$0.28	$72,007	277,987	$0.26
Adjustments:
Straight-line rental income	(4,138)			(8,123)
Amortization of above/below market rents and concessions	2,540			1,582
Stock based compensation expense	2,776			1,695
Noncash interest expense	1,839			2,527
Second generation concessions	(134)			(243)
Second generation tenant improvements	(13,251)			(5,852)
Second generation leasing commissions	(8,429)			(5,650)
Building improvements	(1,402)			(2,119)

Adjusted Funds From Operations—Diluted	$73,972	332,361	$0.22	$55,824	277,987	$0.20

Dividends Declared Per Common Share			$0.17			$0.17

Payout Ratio of Adjusted Funds From Operations—Diluted			77.27%			85.00%

Duke Realty Corporation

Summary of EPS, FFO and AFFO

September 30, 2013

(In thousands, except per share amounts)

	Nine Months Ended September 30, (Unaudited)
	2013			2012
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	$83,470			$(93,102)
Less: Dividends on participating securities	(2,024)			(2,388)

Net Income (Loss) Per Common Share—Basic	81,446	320,810	$0.25	(95,490)	265,153	$(0.36)
Add back:
Noncontrolling interest in earnings of unitholders	1,142	4,393		—	—
Other potentially dilutive securities		177			—

Net Income (Loss) Attributable to Common Shareholders—Diluted	$82,588	325,380	$0.25	$(95,490)	265,153	$(0.36)

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	$83,470	320,810		$(93,102)	265,153
Adjustments:
Depreciation and amortization	303,477			280,338
Company share of joint venture depreciation and amortization	20,730			26,008
Gains on depreciable property sales-wholly owned, discontinued operations	(101,052)			(11,179)
Gains on depreciable property sales-wholly owned, continuing operations	(1,108)			(245)
Gains on depreciable property sales-JV	(48,960)			(2,065)
Noncontrolling interest share of adjustments	(2,339)			(5,358)

Funds From Operations- Basic	254,218	320,810	$0.79	194,397	265,153	$0.73
Noncontrolling interest in income (loss) of unitholders	1,142	4,393		(1,736)	4,942
Noncontrolling interest share of adjustments	2,339			5,358
Other potentially dilutive securities		3,098			3,182

Funds From Operations- Diluted	$257,699	328,301	$0.78	$198,019	273,277	$0.72
Gain on land sales	(3,365)			—
Adjustments for redemption of preferred shares	5,932			5,730
Impairment charges—non-depreciable properties	3,777			—
Acquisition-related activity	2,506			2,563
Other income tax items	—			(103)

Core Funds From Operations- Diluted	$266,549	328,301	$0.81	$206,209	273,277	$0.75

Adjusted Funds From Operations
Core Funds From Operations- Diluted	$266,549	328,301	$0.81	$206,209	273,277	$0.75
Adjustments:
Straight-line rental income	(14,623)			(19,739)
Amortization of above/below market rents and concessions	7,071			5,753
Stock based compensation expense	13,594			10,468
Noncash interest expense	6,375			6,924
Second generation concessions	(438)			(933)
Second generation tenant improvements	(27,889)			(18,917)
Second generation leasing commissions	(20,109)			(18,736)
Building improvements	(3,573)			(3,824)

Adjusted Funds From Operations—Diluted	$226,957	328,301	$0.69	$167,205	273,277	$0.61

Dividends Declared Per Common Share			$0.51			$0.51

Payout Ratio of Adjusted Funds From Operations—Diluted			73.91%			83.61%

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Rental Property	$7,234,934	$6,708,250
Less: Accumulated Depreciation	(1,406,849)	(1,296,685)
Construction in Progress	198,988	234,918
Undeveloped Land	580,052	614,208

Net Real Estate Investments	6,607,125	6,260,691
Cash	24,112	33,889
Accounts Receivable, net	20,411	22,367
Straight-line Rents Receivable, net	127,311	120,383
Receivables on Construction Contracts	28,706	39,754
Investments in and Advances to Unconsolidated Companies	328,660	372,256
Deferred Financing Costs, Net	38,029	40,083
Deferred Leasing and Other Costs, Net	502,714	503,527
Escrow Deposits and Other Assets	209,771	167,151

Total Assets	$7,886,839	$7,560,101

LIABILITIES AND EQUITY
Secured Debt	$1,158,456	$1,167,953
Unsecured Debt	3,066,755	2,993,217
Unsecured Line of Credit	210,000	285,000
Construction Payables and Amounts due to Subcontractors	79,180	84,679
Accrued Real Estate Taxes	105,263	74,648
Accrued Interest	36,439	59,215
Other Accrued Expenses	40,983	104,730
Other Liabilities	130,508	121,739
Tenant Security Deposits and Prepaid Rents	46,311	42,802

Total Liabilities	4,873,895	4,933,983

Preferred Stock	447,683	625,638
Common Stock and Additional Paid-in Capital	4,604,477	3,956,291
Accumulated Other Comprehensive Income	3,780	2,691
Distributions in Excess of Net Income	(2,076,299)	(1,993,206)

Total Shareholders’ Equity	2,979,641	2,591,414
Noncontrolling Interest	33,303	34,704

Total Liabilities and Equity	$7,886,839	$7,560,101